Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of Bank of America Corporation (the “Company”), whose signatures appear below, hereby makes, constitutes and appoints Gary G. Lynch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in his or her name and on his or her behalf, and in each of the undersigned’s capacity or capacities as shown below,

(i)	any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-3ASR, File No. 333-180488;

(ii)	a shelf Registration Statement on Form S-3 registering the Company’s securities, which may be offered from time to time, or may be reoffered or resold in market-making transactions by affiliates of the Company, and any and all amendments thereto (including post-effective amendments); and

(iii)	a Registration Statements on Form S-8 registering shares of the Company’s common stock for issuance under the Bank of America 2003 Key Associate Stock Plan, as amended and restated, and any and all amendments thereto (including post-effective amendments), granting unto said attorneys full power and authority to do and perform every act and thing necessary or incidental to the performance and execution of the powers granted herein, and ratifying and confirming all acts and things which said attorneys might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	February 24, 2015

/s/ Bruce R. Thompson Bruce R. Thompson	Chief Financial Officer (Principal Financial Officer)	February 23, 2015

/s/ Neil A. Cotty Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	February 23, 2015

/s/ Sharon L. Allen Sharon L. Allen	Director	February 23, 2015

/s/ Susan S. Bies Susan S. Bies	Director	February 23, 2015

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Director	February 23, 2015

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	February 21, 2015

/s/ Pierre J. P. de Weck Pierre J. P. de Weck	Director	February 23, 2015

/s/ Arnold W. Donald Arnold W. Donald	Director	February 20, 2015

/s/ Charles K. Gifford Charles K. Gifford	Director	February 23, 2015

/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	Director	February 22, 2015

/s/ Linda P. Hudson Linda P. Hudson	Director	February 23, 2015

/s/ Monica C. Lozano Monica C. Lozano	Director	February 20, 2015

/s/ Thomas J. May Thomas J. May	Director	February 18, 2015

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	February 16, 2015

/s/ Clayton S. Rose Clayton S. Rose	Director	February 23, 2015

/s/ R. David Yost R. David Yost	Director	February 20, 2015